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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                           ---------------------------




                                    FORM 8-K


               Current   Report   Pursuant   to  Section  13  or  15(d)  of  the
                         Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 15, 1997



                             SNYDER OIL CORPORATION

             (Exact name of registrant as specified in its charter)




     Delaware                         1-10509                    75-2306158
(State or other jurisdiction      Commission  File              (IRS Employer
       of incorporation)              Number)                Identification No.)




777 Main Street
Fort Worth, Texas                                                    76102
(Address of principal executive offices)                          (Zip Code)



       Registrant's telephone number, including area code: (817) 338-4043


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



Item 5.           Other Events

On April 16, 1997, Snyder Oil Corporation (the "Company") issued the following press release relating to the appointment of William G. Hargett as President and Chief Operating Officer of the Company effective May 2, 1997:

                  "Fort Worth, Texas, April 16, 1997 - Snyder Oil Corporation (NYSE- SNY) announced today that William G. Hargett has been named President, Chief Operating Officer and a Director of the Company. John
         C. Snyder will relinquish his position as interim President of the Company and will continue as Chief Executive Officer and Chairman of the Board of Directors.

                  "Hargett, 47, comes to Snyder from Greenhill Petroleum Corporation, where he was President and Director until yesterday's $270 million sale of that company to Mesa, Inc. Prior to Greenhill, he served as President of Amax Oil & Gas, Inc. until that company's $820 million sale to Union Pacific Resources Group, Inc. Previously, he served for 5 years as President and Chief Executive Officer of North Central Oil Corporation, and was with Tenneco Oil Company for 14 years in a variety of exploration and management positions. He earned B.S. and M.S. degrees in geology from the University of Alabama.

                  "In his new position, Mr. Hargett will be responsible for the Company's overall exploration and production activities and much of its daily administration. At year-end 1996, Snyder had proved reserves of 141 million BOE with a pretax value discounted at 10% of $1.2 billion. During 1996 the Company produced 13.2 million BOE.

                  "Commenting on the new President, Mr. Snyder said, 'From his days as a Tenneco exploration manager, through his experiences running three successful oil and gas companies, Billy Hargett has demonstrated an ability to make an impact and add significant value. He has a rare combination of technical, operational and managerial skills that will help enormously as SOCO continues growing through major development projects currently underway in the Gulf and the Rockies, through our exploration targeting Cotton Valley reefs under our large acreage position in North Louisiana and through acquisitions whose value can be enhanced by aggressive exploitation. We are striving to reach a new level of profitability and growth and believe we have found the man who can best help us get there.'

                  "Snyder Oil Corporation is engaged in the production, development, acquisition and exploration of domestic oil and gas properties. The Company is also engaged in international exploration and production, directly as well as through affiliates."

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.



(c)     Exhibits.

1. Employment Agreement effective as of May 2, 1997 between Snyder Oil Corporation and William G. Hargett.

2. Indemnification Agreement dated as of May 2, 1997 between Snyder Oil Corporation and William G. Hargett.

3. Severance Agreement dated as of April 17, 1997 between Snyder Oil Corporation and Thomas J. Edelman.

4. Advisory Agreement entered into effective as of May 1, 1997 between Snyder Oil Corporation and Thomas J. Edelman.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  SNYDER OIL CORPORATION


                                                  /s/ Peter E. Lorenzen
                                                  -----------------------
                                                  By:  Peter E.  Lorenzen
                                                       Vice President


April 24, 1997